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                                                           Exhibit 10.17



                ADMINISTRATIVE SERVICES AGREEMENT
                ---------------------------------
     THIS AGREEMENT, dated as of this 31st day of March, 1997 by and between SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("Safeguard") and XL VISION, INC., a Delaware corporation, ("XL Vision") and MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation, ("MicroVision").

                           WITNESSETH:
                           -----------
     WHEREAS, Safeguard and XL Vision are providing MicroVision with certain administrative support services; and

     WHEREAS, Safeguard, XL Vision and MicroVision have agreed to enter into an Administrative Services Agreement to reflect the parties' respective rights and obligations.

     NOW, therefore, the parties hereto, in consideration of their mutual covenants and intending to be legally bound, hereby agree as follows:

     1. Safeguard and XL Vision agrees to provide (either directly or indirectly through its subsidiaries) to MicroVision for the term specified herein administrative support services and access to the broad management experience of the corporate management staff of Safeguard and XL vision. Such services shall be substantially those heretofore provided by Safeguard and XL Vision to MicroVision, including without limitation, consultation in regard to general management, investor relations, financial management, human resources management, legal services, insurance programs administration, audit administration, tax research and planning, and preparation of federal and sate income tax returns. Nothing herein shall be construed to require Safeguard or XL Vision to provide any services under this Agreement which cannot reasonably be provided by Safeguard and XL Vision's management and corporate staff.

     2. In consideration of the services to be rendered by Safeguard and XL Vision under this Agreement, MicroVision shall pay an annual fee ("Services Fee") of 1.5% of MicroVision's gross revenues each year, with such Services Fee not to exceed $300,000 in any given year. This Services Fee is to be divided as follows: Safeguard shall receive an annual fee ("Services Fee") equal to .75 % of MicroVision's gross revenues each year, and XL Vision shall receive an annual fee equal to .75 % of MicroVision's gross revenues each year. The Services Fee shall be payable in quarterly installments within 30 days of the commencement of each quarter based on revenues from the preceding quarter and shall be subject to adjustment on the basis of the fiscal year audited financial statements of MicroVision; provided, however, that the Service Fee will accrue until the Company's cash flow is positive and payments

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of the fee will then
be made as provided in this paragraph for such periods during which the cash flow remains positive.

     3. MicroVision recognizes that Safeguard and XL Vision have heretofore provided, or have made arrangements for, certain other services and benefits for MicroVision and have incurred guarantees of certain obligations of MicroVision and that Safeguard and XLVision may continue to provide, or make arrangements for, certain of such services and benefits and may incur guarantees of obligations of MicroVision. The foregoing may involve, among other things, various types of insurance programs; various legal, accounting and other matters requiring outside professional services or in-house services by Safeguard and XL Vision personnel (including but not limited to legal and accounting services) which are not in the ordinary course; and guarantees of obligations. To the extent Safeguard and XL Vision continue to incur obligations for MicroVision at MicroVision's request in connection with such services and benefits, MicroVision shall pay to Safeguard, XL Vision or to the provider of such services, in addition to the fee provided in Paragraph 2 of the Agreement, the actual and identifiable costs of such services and benefits, or in those cases where actual costs cannot be identified, MicroVision's proportionate share of such benefits and services, and the sums necessary to discharge, repay or to otherwise compensate Safeguard and XL Vision for any obligations incurred by Safeguard or XL Vision in connection therewith. Safeguard and XL Vision shall submit to MicroVision a monthly statement of all such sums due in accordance with the provisions of this Paragraph and each such statement shall be paid by MicroVision within 30 days after the delivery of such statement to MicroVision.

     4. This Agreement shall be effective retroactive to January 1, 1997 and shall extend through and include January 31, 2002 and shall automatically continue to be effective thereafter on an annual basis, subject to termination on the final day of any succeeding calendar year by delivery of written notice by either party to the other party no less than 90 days prior to the termination date.

     5. Nothing herein shall be construed to relieve the directors or officers of MicroVision from the performance of their respective duties or limit the exercise of their powers in accordance with the Certificate of Incorporation or By-Laws of MicroVision, any applicable provisions of the Corporation Law of the State of Delaware, or otherwise. The activities of MicroVision shall at all times be subject to the control and direction of its Board of Directors and Officers.

     6. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by the written agreement of the parties hereto.

     7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective

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successors, any rights, remedies, obligations or
liabilities under or by reason of this Agreement.

     8. This Agreement and any rights or obligations pursuant hereto shall not be assignable by either party without prior written consent of the other party.

     9. Nothing in this Agreement shall be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated business or other separate entity.

     IN WITNESS WHEREOF, Safeguard Scientifics Inc., XL Vision, Inc. and MicroVision Medical Systems, Inc. have caused this Agreement to be executed in their respective corporate names by an officer thereunto duly authorized, all as of the date first above written.

ATTEST:                       SAFEGUARD SCIENTIFICS, INC.

                              By: /s/ Michael Miles
----------------------           ---------------------------------
Title:                        Title:

ATTEST:                       XL VISION, INC.

/s/ Kathleen Lees             By:/s/ Gregory W. Haskell
----------------------           ---------------------------------
Kathleen Lees                 Gregory W. Haskell
Asst. Secretary               President and Chief Operating Officer


ATTEST:                       MICROVISION MEDICAL SYSTEMS, INC.

/s/ Kevin O'Boyle             By:/s/ Douglas S. Harrington
----------------------           ---------------------------------
                              Douglas S. Harrington
                              Chief Executive Officer